Exhibit 10.10

EXECUTION VERSION

EXHIBIT A

AMENDED AND RESTATED SHAREHOLDER VOTING AGREEMENT

This AMENDED AND RESTATED SHAREHOLDER VOTING AGREEMENT (this “Agreement”), dated as of February 29, 2024, is entered into by and among TMT Acquisition Corp, a Cayman Islands exempted company (the “SPAC”), eLong Power Holding Limited, a Cayman Islands exempted company (the “Company”), and the undersigned shareholder of the Company (the “Shareholder”). Each of the SPAC, the Company and the Shareholder is referred to herein as a “Party”, and collectively, the “Parties”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, in connection with this Agreement, the SPAC, the Company and ELong Power Inc., a Cayman Islands exempted company and wholly owned subsidiary of the Company (“Merger Sub”) are entering into an Amended and Restated Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of February 29, 2024, which amends certain terms of the Agreement and Plan of Merger, dated as of December 1, 2023, by and among the SPAC, TMT Merger Sub, Inc. and the Company;

WHEREAS, this Agreement amends and restates that certain Shareholder Voting Agreement, dated as of December 1, 2023, by and among the SPAC, the Company and the Shareholder, in order to reflect the amended terms of the Merger Agreement;

WHEREAS, as of the date hereof, the Shareholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and is entitled to dispose of and vote, the number of Company Ordinary Shares set forth on Schedule 1 of this Agreement (the “Owned Shares”; and such Owned Shares, together with (1) any additional Company Ordinary Shares (or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares) in which the Shareholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional Company Ordinary Shares with respect to which such Shareholder has the right to vote through a proxy, the “Covered Shares”); and

WHEREAS, as an inducement to the SPAC and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the SPAC, the Company and the Shareholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, the Shareholder, solely in its capacity as a shareholder of the Company, shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares, to as promptly as practicable after the effective date of the Registration Statement validly execute and deliver to the Company in respect of all of the Shareholder’s Covered Shares a written consent in respect of all of the Shareholder’s Covered Shares approving the Business Combination, including the Merger Agreement, the Reverse Share Split, the election of the Post-Closing Company Board, the A&R Memorandum and Articles of Association and any other transactions contemplated thereby and any other matters necessary or reasonably requested by the Company for the consummation of the Business Combination and the other transactions contemplated by the Merger Agreement. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), the Shareholder, in its capacity as a shareholder of the Company, at any other meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of the Company, shall, and shall cause any other holder of record of any of such Shareholder’s Covered Shares to:

(a) when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote, or cause to be voted, at such meeting all of such Shareholder’s Covered Shares owned as of the record date for such meeting in favor of (or execute and return, or cause to be executed and returned, with respect to all of such Shareholder’s Covered Shares owned as of the date thereof, a written consent to) the Business Combination, the adoption of the Merger Agreement, and any other matters necessary or reasonably requested by the Company for the consummation of the Business Combination and the other transactions contemplated by the Merger Agreement;

(c) in any other circumstances upon which a consent or other approval is required under the Governing Documents of the Company or otherwise sought with respect to the Merger Agreement or the other transactions contemplated by the Merger Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Covered Shares held at such time in favor thereof;

(d) vote, or cause to be voted, at such meeting all of such Shareholder’s Covered Shares against (or refrain from granting written consent to, or cause to refrain from granting written consent to) (i) any Acquisition Proposal and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other transactions contemplated by the Merger Agreement, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Shareholder contained in this Agreement.

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The obligations of the Shareholder specified in this Section 1 shall apply whether or not the Business Combination or any action described above is recommended by the board of directors of the Company or the board of directors of the Company has previously recommended the Business Combination but changed such recommendation.

2. No Inconsistent Agreements. The Shareholder hereby covenants and agrees that it shall not (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the time this Agreement is terminated upon the mutual written agreement of the SPAC, the Company and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Sections 12 through 20 shall survive the termination of this Agreement.

4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the SPAC as follows:

(a) Such Shareholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to vote such Shareholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement or the Governing Documents of the Company). As of the date hereof, other than the Owned Shares set forth on Schedule 1, such Shareholder does not own beneficially or of record any Company Ordinary Shares (or any securities convertible into Company Ordinary Shares) or any interest therein.

(b) Such Shareholder, in each case except as provided in this Agreement, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) Such Shareholder affirms that it has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, subject to the due execution and delivery of this Agreement by each other Party, constitutes a legally valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by the Remedies Exception).

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(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Authority in connection with the execution, delivery and performance by such Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Business Combination or the other transactions contemplated by the Merger Agreement.

(e) The execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the Business Combination and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Governing Documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Shareholder pursuant to any Contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Business Combination or the other transactions contemplated by the Merger Agreement.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending or threatened against such Shareholder that, in any manner, questions the beneficial or record ownership of the Shareholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Agreement.

(g) The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of the SPAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently, based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that the SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Shareholder are irrevocable.

(h) The Shareholder understands and acknowledges that the SPAC and the Company are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the SPAC or the Company is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Shareholder in its capacity as a shareholder or, on behalf of such Shareholder in its capacity as a shareholder.

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5. Certain Covenants of the Shareholder. Except in accordance with the terms of this Agreement, the Shareholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 6 hereof, prior to the Termination Date, the Shareholder shall not, and, to the extent applicable, shall cause its Affiliates and subsidiaries not to, and shall use its reasonable best efforts to cause its and their respective representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, (i) such Shareholder shall not be responsible for the actions of the Company or the Board of Directors of the Company (or any committee thereof), any subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) such Shareholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 5.7 (Exclusivity) of the Merger Agreement shall not be considered a breach of this Section 5(a) (it being understood that, for the avoidance of doubt, such Shareholder or its representatives (other than any such representative that is a Company Related Party) shall remain responsible for any breach by such Shareholder or its representatives of this Section 5(a)).

(b) No Transfer. The Shareholder shall not, prior to the Termination Date, (except in each case pursuant to the Merger Agreement), (i) directly or indirectly, (a) sell, transfer, encumber, assign, hedge, swap, convert or otherwise dispose of (including by Business Combination (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or (b) enter into any Contract or option with respect to the Transfer of, any of such Shareholder’s Covered Shares, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of such Shareholder or to another Shareholder of the Company that becomes a party to this Agreement and bound by the terms and obligations hereof (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to the SPAC and the Company, to assume all of the obligations of such Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve such Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to such Shareholder’s Covered Shares shall be null and void.

(c) Reference Copy. Shareholder hereby authorizes the SPAC and the Company to maintain a copy of this Agreement at either the executive office or the registered office of the SPAC and the Company.

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(d) Deposit of Indemnification Shares. Immediately prior to the Effective Time, the Supporting Shareholder shall deposit Three Hundred Thousand (300,000) Company Class B Ordinary Shares with the Escrow Agent, which shall be held in escrow as security for the Supporting Shareholder’s indemnification obligations on behalf of the Company as further set forth in Article VII, to be released to the Supporting Shareholder or to the Company for cancellation, in each case in accordance with the terms of, and in the amounts to be set forth in, Article VII and the Indemnification Escrow Agreement.

6. Further Assurances. From time to time, at the SPAC’s or the Company’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Merger Agreement and this Agreement. The Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against the SPAC, the SPAC’s Affiliates, the Sponsor, the Company, the Company’s Affiliates or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

7. Disclosure. The Shareholder hereby authorizes the Company and the SPAC to publish and disclose in any announcement or disclosure required by the SEC such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement; provided that, to the extent practicable, the Company and SPAC provide the Shareholder with advance notice of such requirement and an opportunity to review and reasonably comment on such disclosure.

8. Changes in Capital Shares. In the event (i) of a share split, share dividend or distribution, or any change in Company Ordinary Shares by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Shareholder purchases or otherwise acquires beneficial ownership of any Company Ordinary Shares or (iii) the Shareholder acquires the right to vote or share in the voting of any Company Ordinary Shares, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the SPAC, the Company and the Shareholder.

10. Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

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11. Notices. Except as otherwise expressly provided herein, any notice, consent, waiver and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with confirmation of receipt, (iii) one (1) business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Shareholder, to:

Gracedan Co., Limited

Room 3933, T3 of South Tower, Jiazhaoye Plaza, Building 2, 86 Jianguo Road

Chaoyang District, Beijing 100020, PRC

Attention:	Xiaodan Liu

Email:

with a copy (which shall not constitute notice) to:

Han Kun

20/F Kerry Plaza Tower 3, 1-1 Zhongxinsi Road

Futian District, Shenzhen 518048, Guangdong, PRC

Attention:	Cheng Zhang
Yuzhe Huang

Email:

if to the Company, to:

eLong Power Holding Limited

1303, Unit 3 of Building 10, 3 Zhongcui Road

Fengtai District, Beijing 100071, PRC

Attention:	Shilin Xun

Email:

with a copy (which shall not constitute notice) to:

Han Kun

20/F Kerry Plaza Tower 3, 1-1 Zhongxinsi Road

Futian District, Shenzhen 518048, Guangdong, PRC

Attention:	Cheng Zhang
Yuzhe Huang

Email:

and

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention:	David A. Miller
Jeffrey M. Gallant
Eric T. Schwartz

Email:

if to the SPAC, prior to the Closing, to:

TMT Acquisition Corp.

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Dajiang Guo, CEO

Email:

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with a copy (which shall not constitute notice) to:

The Crone Law Group

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Tammara Fort
Samara Thomas

Email:

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the SPAC or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to such Shareholder, and the SPAC and the Company shall have no authority to direct such Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.

13. Entire Agreement; Time of Effectiveness. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Shareholder until after such time as the Merger Agreement is executed and delivered by the SPAC and the Company.

14. No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the SPAC and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Parties.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to any choice or conflict of law provision or rule. The Parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the State of New York for the purpose of any action, directly or indirectly, arising out of, relating to, or in connection with this Agreement brought by any Party; (b) agrees that service of process will be validly effected by sending notice in accordance with Section 11; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such action, any claim, whether actual or potential, known or unknown, suspected or unsuspected, based upon past or future events, now existing or coming into existence in the future, that (i) such action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of New York; (iii) such action is brought in an inconvenient forum; (iv) that the venue of such action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such action to a court other than any of the above-named courts. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE (AND SHALL CAUSE THEIR SUBSIDIARIES AND AFFILIATES TO WAIVE) THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY COURT RELATING TO ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS, OR ANY TRANSACTION DOCUMENT (INCLUDING ANY SCHEDULE OR EXHIBIT HERETO AND THERETO) OR THE BREACH, TERMINATION OR VALIDITY OF SUCH AGREEMENTS OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF SUCH AGREEMENTS. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE TRANSACTIONS, ANY TRANSACTION DOCUMENT, OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 15. NO PARTY OR REPRESENTATIVE OF ANY PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 15 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES

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16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by the Shareholder in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the SPAC and the Company or (b) be assigned by the SPAC or the Company in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) the Company or the SPAC, respectively, and (ii) the Shareholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

17. Enforcement. The rights and remedies of the Parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, in any state or federal court located in the State of New York, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21. Capacity as a Shareholder. Notwithstanding anything herein to the contrary, the Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of any Affiliate, director, officer, employee or designee of such Shareholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any subsidiary of the Company. The Shareholder shall solely be required to perform its obligations hereunder in its individual capacity.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

TMT ACQUISITION CORP

By:	/s/ Dajiang Guo
Name:	Dajiang Guo
Title:	Chief Executive Officer

ELONG POWER HOLDING LIMITED

By:	/s/ Xiaodan Liu
Name:	Xiaodan Liu
Title:	Director

SHAREHOLDER

By:	/s/ Xiaodan Liu
Name:	Xiaodan Liu
Title:	Director

[Signature Page to Amended and Restated Shareholder Voting Agreement]

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Schedule 1

The Shareholder, Gracedan Co., Limited, is a company limited by shares incorporated in the British Virgin Islands. As of the date of this Agreement, Gracedan Co., Limited is the record and beneficial owner of, and is entitled to dispose of and vote, 16,538,142 of Company Class B Ordinary Shares.